UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2026

AN2 Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41331	82-0606654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 El Camino Real, Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 331-9090

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2026, AN2 Therapeutics, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). Present at the beginning of the Annual Meeting in person or via proxy were the holders of 22,741,535 shares of common stock of the Company, representing 63.18% of the 35,995,545 shares of common stock outstanding as of the close of business on April 15, 2026, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2026. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each matter.

1.
To elect the nominees Kabeer Aziz, Gilbert Lynn Marks, M.D. and Rob Readnour, Ph.D. as Class I directors until the Company’s 2029 annual meeting of stockholders or until their respective successors have been elected or appointed. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kabeer Aziz	13,547,536	3,958,874	5,235,125
Gilbert Lynn Marks, M.D.	15,947,854	1,558,556	5,235,125
Rob Readnour, Ph.D.	15,920,563	1,585,847	5,235,125

2.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstentions
22,724,674	13	16,848
3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AN2 Therapeutics, Inc.

Date:	June 8, 2026	By:	/s/ Joshua Eizen
Joshua Eizen Chief Legal Officer and Chief Operating Officer